UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7365 Interactive Way, Suite 200, Indianapolis, IN	46278

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(317) 707-2355

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Amendment of Brightpoint’s 2004 Long-Term Incentive Plan
      At the May 5, 2009 annual meeting of shareholders (“Annual Meeting”), the shareholders of Brightpoint, Inc. (the “Company”), approved the proposals set forth in the Company’s proxy statement relating to the Annual Meeting, including the proposal to approve amendments to Brightpoint’s 2004 Long-Term Incentive Plan (the “2004 Plan”) to provide for (i) an increase in the number of common shares available for issuance under the 2004 Plan by 7,000,000, (ii) a “double-trigger” change of control provision and (iii) a prohibition against (x) reducing the exercise price of any stock options, (y) cancelling stock options that are not “in-the-money” and (z) re-granting or exchanging stock options for new stock options or other awards. Including this increase in the number of shares available for issuance, there are now 8,812,967 shares available for future award grants under the 2004 Plan.
     The 2004 Plan provides for the grant of any or all of the following types of awards (collectively, “Awards”): (i) stock options, (ii) performance units, (iii) restricted stock, (iv) deferred stock, (v) other stock-based awards (including restricted stock units), and (vi) cash awards.
     The Company’s compensation and human resources committee administers the 2004 Plan and determines eligibility for Awards. Under the 2004 Plan, the Company’s officers and other employees, employees of any subsidiary of the Company, and the Company’s directors, independent agents, and consultants are eligible to receive Awards. The compensation and human resources committee determines to whom Awards will be granted, the term of the Awards and the type and number of shares subject to each Award. No participant may be granted more than 2,025,000 shares of Common Stock during any year (subject to adjustment for stock splits, recapitalizations, mergers or other similar corporate transactions that affects the number of shares of common stock outstanding). No participant may receive Awards that are settled in cash in an amount that exceeds the greater of the fair market value on the date of grant or award of any stock awards received that year.
     The effective date of the 2004 Plan was June 4, 2004. No awards under the 2004 Plan will be granted on or after the ten-year anniversary of the effective date; provided, however, that awards granted prior to the ten-year anniversary of the effective date may extend beyond that date.
     The description of the 2004 Plan in this report does not purport to be complete and is qualified in its entirety by the language in the 2004 Plan, which is incorporated herein by reference to Annex A of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2009.
          Entry into an Amended and Restated Employment Agreement with Anthony W. Boor
     On May 6, 2009, the Compensation and Human Resources Committee of the Company approved an amended and restated employment agreement and an agreement providing a supplemental executive retirement benefit (“SERP”) between the Company and Anthony W. Boor, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The amended and restated employment agreement is a four-year employment agreement with Mr. Boor and provides for annual base compensation in 2009 of $450,000 and such bonuses and salary increases as the Company’s board of directors or the compensation committee of the board may from time to time determine. The employment agreement provides for employment on a full-time basis and contains a provision that Mr. Boor will not compete or engage in a business competitive with the Company’s business during the term of the employment agreement and for a period of two years thereafter.
     The employment agreement also provides for a severance payment if Mr. Boor’s employment is terminated by the Company without cause. In addition to his salary through the termination date, this non-cause severance pay will be paid in a lump sum equal to (a) the salary received or earned and any cash bonus earned by Mr. Boor during the twelve months prior to the termination of his employment, multiplied by (b) 2.99. Mr. Boor will also be entitled to severance if he terminates his employment with the Company for good reason within twelve months after a change of control. In addition to his salary through the termination date, this change of control severance pay will be paid in a lump sum equal to (a) the salary plus any bonus received or earned by Mr. Boor during the twelve months prior to the termination date, multiplied by (b) 2.99. If there is an excise tax due on either such severance payment, the severance will be increased so that the excise tax on the severance payment will paid as well as any income tax payable on such excise tax. The severance payments and accelerated vesting are subject to a cap of $2.75 million.
     Upon a change of control or a termination of Mr. Boor by the Company without cause, all then-unvested stock options granted to Mr. Boor will be accelerated, so that the options become immediately exercisable and remain exercisable until 180 days thereafter or the expiration of the stock option, if shorter, and all then-unvested shares or units of restricted stock, restricted stock units or other stock based awards will vest immediately, however, with respect to such restricted stock, restricted stock units or other stock based compensation, the definition of change of control to be applied is the definition contained in the applicable employee benefit plan or award agreement.
     Pursuant to the SERP agreement, the payment under such agreement will be made on an annual basis beginning on the date of Mr. Boor’s death or the date specified in the notice of termination for disability or the date specified in the notice of termination for cause or any other termination, after the expiration of cure periods. The annual payment will be the lesser of (i) $344,000 and (ii) the product of (x) the gross benefit (described below) and (y) the early commencement percent (described below). The gross benefit is the accrual percentage multiplied by the final average earnings. The accrual percentage is the sum of 12%, 2% multiplied by each year that Mr. Boor is employed by the Company during the calendar years 2009 through 2014 and 4% multiplied by each year Mr. Boor is employed by the Company after 2014, with a cap of 60%. Final average earnings is the quotient of (i) the sum of (A) Mr. Boor’s annual base salary for the five years prior to the termination date plus (B) Mr. Boor’s target cash bonus with respect to each calendar year ending in each such year, divided by (ii) five. The early commencement percent is 100% less the product of .25% for each full calendar month the payment start date precedes the calendar month in which Mr. Boor turns 60. The benefit will be paid for a period of ten years or until such individual’s death, if earlier. Payment under the amended and restated SERP agreements is contingent upon termination of service.
     The descriptions of the amended and restated employment agreement and SERP agreement in this report do not purport to be complete and are qualified in their entirety by the language in the amended and restated employment agreement and SERP agreement, which are attached hereto as exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated as of May 6, 2009 between the Company and Anthony Boor.

10.2	Agreement for Supplemental Executive Retirement Benefit dated as of May 6, 2009 between the Company and Anthony Boor.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)

By:	/s/ Steven E. Fivel

Steven E. Fivel Executive Vice President, General Counsel and Secretary
Date: May 8, 2009